SECURITIES AND EXCHANGE COMMISSION

			   	WASHINGTON, D.C.   20549

					FORM 8-K

				     CURRENT REPORT

			Pursuant to Section 13 and 15(d) of the
			    Securities Exchange Act of 1934




Date of Report (date of earliest event reported):    March 3, 2003

			  ROCKY MOUNTAIN MINERALS, INC.
     ----------------------------------------------------------------------
		(Exact Name of Registrant as Specified in its Charter)

	Wyoming		          0-9060		83-0221102
------------------------     ------------------     ------------------------
(State or other jurisdiction  (Commission	     (I.R.S. Employer
    of incorporation)		 File No.)	      Identification No.)



	2480 North Tolemac
	Prescott, Arizona  				86305
------------------------------------------	-------------------------
 (Address of Principal Executive Offices)	      (Zip Code)



Registrant's telephone number, including area code:	(928) 778-1450



				Not Applicable
	------------------------------------------------------------
		(Former Name, Former Address or Former Fiscal Year,
			If Changed From Last Report)



				(1)

ITEM 5.	OTHER EVENTS

Subject to Australian government authority approval, Rocky Mountain Minerals, Inc. ("RMMI") has farmed in to take a 25% interest in two petroleum exploration permits located in the highly productive North West Shelf area, in the Carnarvon Basin offshore Western Australia.

RMMI will hold a 25% interest in the Exmouth Joint Venture in combination with Octanex NL (37.5%) and Strata Resources NL (37.5%). The underlying tenements, WA-322-P and WA-329-P, are contiguous and comprise a total project area of 1,440 square kms (356,000 acres).

RMMI has agreed to earn the 25% farmin interest by funding an amount of approximately US$950,000 in relation to the evaluation program.

RMMI shall bear the costs of the evaluation program, as follows:

(a)	RMMI shall pay 100% of the costs of acquiring existing
open-file seismic data within the project area including 2D and 3D seismic data sets.

(b)	RMMI shall pay 50% of the costs of shooting 2,250 kms
of new 2D seismic surveying.

All other costs relating to the Joint Venture shall be shared by the Participants in accordance with their respective Participating Interests in the Project and shall be governed by the terms and provisions of the Joint Venture Operation Agreement existing between the existing participants.

Costs incurred in Year 1 of each Permit, other than the cost of acquisition of the existing seismic data, shall be met exclusively by Octanex and Strata.

Following the execution of the Farmin Agreement, Octanex and Strata have delivered to RMMI, and RMMI has executed transfers of the Farmin Interest from Octanex and Strata to RMMI for each of the Permits. All of these agreements will be submitted to the Australian authorities for approval.

RMMI has agreed to enter into such further agreements with third parties and with Octanex and Strata as are required by Octanex and Strata in order to more fully secure the promises made by RMMI to Octanex and Strata.

RMMI has taken steps to make application for and obtain registration within Australia as a foreign company.


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
In order to meet the cost of the farmin obligations RMMI will issue further securities upon receiving Australian government approval to the transactions. An agreement has been entered into between RMMI and a foreign subscriber, Fidelity Investments Limited ("FIL"), for FIL to subscribe for and receive 5,000,000 fully paid and non-assessable shares of common stock of RMMI, par value one tenth of a cent ($.001) per share and 19,091,550 fully paid and non-assessable $0.015 Cumulative Convertible Preferred Stock of RMMI, par value ($0.05) per share (collectively called "the subscription shares").

FIL has covenanted that, notwithstanding registration, that it will not transfer any subscription shares being purchased for a period of two years from the date of allotment save and except pursuant to the terms and conditions and rights and privileges of conversion or redemption inherent in the subscription shares.

FIL has acknowledged that all of the subscriber shares may be restricted securities within the meaning of Rule 144 of the General Rules and Regulations under the Securities Act of 1933 (the "Act") and applicable state statutes, and has consented to the placement of an appropriate restrictive legend or legends on any certificates evidencing such subscriber shares and any certificates issued in replacement or exchange therefore and acknowledges that RMMI will cause its stock transfer records to note such restrictions.






			SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

				ROCKY MOUNTAIN MINERALS, INC.

Dated:	March 3, 2003		BY:	/s/	W. Ray Hill
				---------------------------------
				W. Ray Hill, President






				(3)